As filed with the Securities and Exchange Commission on August 3, 1998

                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                     ____________________________________
                                   FORM S-8
                            Registration Statement
                       Under the Securities Act of 1933
                     ____________________________________
                                AMEDISYS, INC.
            (Exact name of Registrant as specified in its charter)


              DELAWARE                                    11-3131700
    (State or other jurisdiction                       (I.R.S. Employer
         of incorporation or                        Identification Number)
            organization)

    3029 S. Sherwood Forest Blvd.                      William F. Borne
            Suite 300                            3029 S. Sherwood Forest Blvd.
        Baton Rouge, LA 70816                             Suite 300
            (504)292-2031                            Baton Rouge, LA 70816
   (Address, including zip code, and                     (504) 292-2031
      telephone number, including            (Name, address, including zip code,
       area code, of registrant's              and telephone number, including
      principal executive offices)             area code, of agent for service)


                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)
                               _________________

                                   copy to:
                              Thomas C. Pritchard
                           Brewer & Pritchard, P.C.
                            1111 Bagby, 24th Floor
                             Houston, Texas 77002
                             Phone (713) 209-2950
                              Fax (713) 659-2430
                               _________________

                           CALCULATION OF REGISTRATION FEE
===========================================================================================
     TITLE OF                            PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
 SECURITIES TO BE        AMOUNT BEING     OFFERING PRICE        AGGREGATE      REGISTRATION
    REGISTERED          REGISTERED/(1)/   PER SHARE/(2)/   OFFERING PRICE/(2)/     FEE
-------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share           1,000,000           $3.125           $3,125,000         $947
-------------------------------------------------------------------------------------------
   TOTAL                                                                          $947
===========================================================================================

____________
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by Nasdaq on July 31, 1998.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by AMEDISYS, Inc. ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

          1. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or, either (i) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended ("Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (ii) the Company's effective Registration Statement on Form 10 or Form 10-SB filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year;

          2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

          3. The description of the Common Stock that is contained in a registration statement or amendment thereto filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          Not Applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article XI of the Certificate of Incorporation of the Company provides for indemnification of officers, directors, agents and employees of the Company as follows:

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

          (h) For purposes of this Article references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The foregoing discussion of the Company's Certificate of Incorporation, and of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes, respectively.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable

ITEM 8.   EXHIBITS

          The following exhibits are filed as part of this Registration
          Statement:

EXHIBIT NO.                IDENTIFICATION OF EXHIBIT
-----------                -------------------------

   4.1(2)  --  Common Stock Specimen
   5.1(1)  --  Opinion Regarding Legality
  10.4(3)  --  Employee Stock Purchase Plan
  23.1(1)  --  Consent of Counsel (included in Exhibit 5.1)
  23.2(1)  --  Consent of Arthur Andersen, LLP and Hannis T. Bourgeois &
               Co., L.L.P., independent public accountants
_____________________

(1)  Filed herewith.
(2) Previously filed as an exhibit to the Annual Report on Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference thereto.
(3) Previously filed as an exhibit to the Company's Definitive Proxy Statement dated June 30, 1998, and incorporated herein by reference thereto.

ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 3rd day of August, 1998.

                                       AMEDISYS, INC.


                                       By       /s/ WILLIAM F. BORNE
                                       -----------------------------------------
                                       WILLIAM F. BORNE, Chief Executive Officer

                         ____________________________

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                    Title                            Date


/s/ WILLIAM F. BORNE         Chief Executive Officer          August 3, 1998
--------------------------   and Director
WILLIAM F. BORNE


/s/ MITCHEL G. MOREL         Chief Financial Officer          August 3, 1998
--------------------------   (Principal Financial and
MITCHEL G. MOREL             Accounting Officer)
                             Officer)


/s/ RONALD A. LABORDE        Director                         August 3, 1998
--------------------------
RONALD A. LABORDE


/s/ JAKE L. NETTERVILLE      Director                         August 3, 1998
--------------------------
JAKE L. NETTERVILLE


/s/ DAVID R. PITTS           Director                         August 3, 1998
--------------------------
DAVID R. PITTS


/s/ PETER F. RICCHIUTI       Director                         August 3, 1998
--------------------------
PETER F. RICCHIUTI